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                                                                   EXHIBIT 10.33

                                NO. 00-J-0443-C

EVANS SYSTEMS, INC. AND      (S)   IN THE DISTRICT COURT OF
WAY ENERGY, INC.,            (S)
Plaintiffs                   (S)
                             (S)
VS.                          (S)   MATAGORDA COUNTY, TEXAS
                             (S)
AFFILIATED RESOURCES         (S)
CORPORATION,                 (S)
     Defendant               (S)   130th JUDICIAL DISTRICT

                              STIPULATED JUDGMENT

     Evans Systems, Inc. ("Evans") and Way Energy, Inc. ("Way") (jointly referred to as "Plaintiffs") and Affiliated Resources Corporation ("ARC") and Chemway, Inc. ("ChemWay") (jointly referred to as "Defendants") having entered into a Settlement and Rescission Agreement and ARC having stipulated that the Put set forth in the Stock Purchase Agreement dated as of October 30, 1998 between Synaptix Systems Corporation, a Colorado corporation, now known as Affiliated Resources Corporation, Evans and Way has not been waived, and ARC having failed to provide equity financing as agreed which was an obligation secured by the Put, and Evans and Way having put 2,500,000 of ARC stock at $4.00 per share to ARC, and Evans and Way not having been paid for such stock and the parties having agreed that the six million dollars is owed to Evans and Way for 2,500,000 shares of stock which were delivered to ARC, it is accordingly,

     ORDERED, ADJUDGED AND DECREED that Evans and Way, jointly and severally have Judgment against ARC for six million dollars; it is further,

     ORDERED, ADJUDGED AND DECREED that the assets of Chemway shall be conveyed to Evans and Way pursuant to a Deed in Lieu of Foreclosure and such Deed in Lieu of
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Foreclosure shall be the complete and sole remedy for collection of all amounts owed pursuant to this Stipulated Judgment, it is further,

     ORDERED, ADJUDGED AND DECREED that costs of Court shall be borne by the party incurring same for which the clerk may have his execution, it is further

     ORDERED, ADJUDGED AND DECREED that all relief not expressly granted herein is denied.

     SIGNED this 1st day of December, 2000.

                                             /s/ Judge Bass
                                             ___________________________________
                                             Judge Presiding

AGREED AS TO FORM
AND SUBSTANCE:


/s/ Robert L. Ketchand
_________________________________
Robert L. Ketchand
11 Greenway Plaza, Suite 1520
Houston, Texas  77046
(713) 960-1996 telephone
(713) 960-1517 telecopier


/s/ Peter J. Losavio, Jr.
_________________________________
Peter J. Losavio, Jr.
Losavio Law Firm
8414 Bluebonnet Blvd., Suite 110
Baton Rouge, LA  70810
225/769-4200 telephone
225/769-2864 telecopier